Datto Acquires Cyber Threat Detection Company BitDam

Patented security technology to protect cloud-based applications for SMBs

Norwalk, Conn., March 10, 2021 -- Datto Holding Corp. (“Datto”) (NYSE:MSP), the leading global provider of cloud-based software and technology solutions purpose-built for managed service providers (MSPs), today announced that it has acquired BitDam Ltd., an Israel-based cyber threat detection company (“BitDam”).

BitDam’s cyber-defense platform secures collaboration tools, such as M365 and Google Workspace, from ransomware, malware, and phishing. Its leading threat detection technology was built to stop zero-day threats including those that do not match any known malware signatures, proactively defending against malware and phishing threats within a user’s inbox, chat, or cloud drive. Year after year, MSPs report phishing as the most common cause of successful ransomware breaches, according to Datto’s annual Global State of the Channel Ransomware Report, a survey of global MSPs.

“Cyber resilience has been at Datto’s core since the launch of our flagship Continuity service and the Datto Cloud over a decade ago,” said Tim Weller, CEO of Datto. “This acquisition marks an important step on our security journey, coming on the heels of our recent launch of Ransomware Detection in Datto RMM. Both deliver new revenue and margin opportunities to our 17,000 MSP partners just as cyber attacks on SMBs are proliferating. We welcome the elite BitDam security team to Datto as we continue to execute on an ambitious security roadmap for our partners.”

“We are thrilled to be joining the Datto team to help shape the security roadmap for MSPs as threats evolve globally,” said Liron Barak, BitDam’s co-founder and Chief Executive Officer. “Thanks to the talented BitDam team, whose excellence in cybersecurity technology innovation has led our journey here, our patented technologies can help protect cloud-based remote workforces from unknown cyber threats at an even greater scale through Datto.”

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the closing of the acquisition, and the benefits of the acquisition to Datto, its stockholders and its partners. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including the successful integration of BitDam’s technology into Datto’s solutions.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About BitDam

BitDam is a pioneer in cyber defense that safeguards email and collaboration tools from advanced threats including ransomware, phishing, BEC and more. Leveraging its patented knowledge-independent technology, BitDam is the only vendor to stop unknown threats at first encounter before other security solutions identify them. The company’s cloud-native solution, BitDam ATP+, offers complete security against attacks of any type across O365 email and other business collaboration tools. Named a 2020 Gartner Cool Vendor in Cloud Office Security, BitDam’s solution is utilized by organizations worldwide with a proven record of detecting threats that others fail to uncover.

About Datto

As the world’s leading provider of cloud-based software and technology solutions purpose-built for delivery by managed service providers (MSPs), Datto believes there is no limit to what small and medium businesses can achieve with the right technology. Datto offers Unified Continuity, Networking, and Business Management solutions and has created a unique ecosystem of MSP partners. These partners provide Datto solutions to over one million businesses across the globe. Since its founding in 2007, Datto has won awards for its rapid growth, product excellence, superior technical support, and for fostering an outstanding workplace. With headquarters in Norwalk, Connecticut, Datto has global offices in the United Kingdom, the Netherlands, Denmark, Germany, Canada, Australia, China, and Singapore. Learn more at www.datto.com.

Media Contact:
Shoba V. Lemoine
communications@datto.com

Investor Contact:
Ryan Burkart
ir@datto.com

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